UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 3, 2020
Fitbit, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37444	20-8920744
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

199 Fremont Street,	14th Floor
San Francisco,	California	94105
(Address of Principal Executive Offices)		(Zip Code)
(415) 513-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	FIT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On January 3, 2020, Fitbit, Inc. (the “Company”) held a virtual special meeting of stockholders (the “Special Meeting”) exclusively online via live webcast. Holders of the Company’s Class A Common Stock were entitled to one vote for each share held as of the close of business on December 5, 2019 (the “Record Date”) and holders of the Company’s Class B Common Stock were entitled to ten votes for each share held as of the close of business on the Record Date. The Class A Common Stock and Class B Common Stock voted as a single class on all matters. Present at the Special Meeting or represented by proxy were holders of 133,414,410 shares of Class A Common Stock and holders of 28,398,595 shares of Class B Common Stock, together representing a total of 417,400,360 votes, or more than 80.4% of the eligible votes as of the Record Date, constituting a quorum.
At the Special Meeting, the stockholders of the Company voted on the following proposals: (i) to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of November 1, 2019, by and among the Company, Google LLC, a Delaware limited liability company (“Google”) and Magnoliophyta Inc., a Delaware corporation and wholly owned subsidiary of Google (such proposal, “Proposal 1”); (ii) to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger (such proposal, “Proposal 2”); and (iii) to approve the adjournment of the Special Meeting to a later date or dates, if the Company’s board of directors determines that it is necessary or appropriate and is permitted by the Merger Agreement, to (i) solicit additional proxies if (a) there is not a quorum present or represented by proxy or (b) there are insufficient votes to adopt the Merger Agreement, in each case, at the time of the then-scheduled virtual special meeting, (ii) give stockholders additional time to evaluate any supplemental or amended disclosure or (iii) otherwise comply with applicable law (such proposal, “Proposal 3”). Each of these proposals is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 12, 2019. The voting results for each of the proposals are detailed below:
Proposal 1. The Company’s stockholders approved Proposal 1. The voting results were as follows:

Votes For	Votes Against	Abstentions
415,240,352	1,015,031	1,144,977
Proposal 2. The Company’s stockholders approved Proposal 2. The voting results were as follows:

Votes For	Votes Against	Abstentions
358,760,962	56,299,783	2,339,615
Proposal 3. There being a quorum present and sufficient votes in favor of Proposal 1, the stockholders were not asked to vote with respect to Proposal 3.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FITBIT, INC.

Date: January 6, 2020	By:	/s/ Andy Missan
	Name:	Andy Missan
	Title:	Executive Vice President, General Counsel, and Secretary